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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
DNB Financial Corporation:

We consent to the incorporation by reference in Registration Statement Nos. 333-78913, 333-121145, 333-125999, 333-126610 and 333-138214 on Form S-8 and 333-131954 on Form S-3 of DNB Financial Corporation and subsidiaries of our report dated March 31, 2009, with respect to the consolidated statement of financial condition of DNB Financial Corporation and subsidiaries as of December 31, 2008, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the year then ended, which report appears in the December 31, 2009 annual report on Form 10-K of DNB Financial Corporation.

Our report on the consolidated financial statements refers to the adoption of by DNB Financial Corporation of FASB Statement No. 157, Fair Value Measurements (included in FASB ASC Subtopic 820-10, Fair Value Measurements and Disclosures), effective January 1, 2008.

/s/ KPMG LLP Philadelphia, Pennsylvania March 26, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm